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                                                                  EXHIBIT 10.7.5


                               FIFTH AMENDMENT TO
                  TECHNOLOGY DEVELOPMENT AND SERVICES AGREEMENT


        This Fifth Amendment to Technology Development and Services Agreement (the "FIFTH AMENDMENT") is made and entered into as of September 30, 2002, but shall be effective on July 1, 2002 (the "AMENDMENT EFFECTIVE DATE"), by LYNX THERAPEUTICS, INC., a Delaware corporation, for itself and its majority-owned subsidiaries, including SPECTRAGEN, INC., (collectively, "LYNX"), and BAYER CROPSCIENCE GMBH, a German corporation ("BAYER CropScience"). Lynx and Bayer CropScience are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS

A. The Parties hereto (or their predecessors) previously entered into the certain Technology Development and Services Agreement dated October 2, 1995 as amended by the First Amendment to Technology Development and Services Agreement dated September 1, 1997, the Amended and Restated First Amendment to Technology Development and Services dated May 1, 1998, the Second Amendment to Technology Development and Services Agreement dated March 1, 1999 (the "SECOND AMENDMENT"), the Third Amendment to Technology Development and Services Agreement dated December 1, 1999, the letter agreement dated March 16, 2001, the letter agreement dated November 8, 2001, the letter agreement dated December 13, 2001, and the Fourth Amendment to Technology Development and Services Agreement dated March 31, 2002 (the "FOURTH AMENDMENT")(collectively, as amended, the "ORIGINAL AGREEMENT").

B. Hoechst Aktiengesellschaft and its subsidiary, Hoechst Marion Roussel, Inc. ("HMRI"), were original parties to the Agreement. Hoechst Aktiengesellschaft subsequently assigned the Agreement to HMRI and HMRI's affiliates. One of HMRI's affiliates, Hoechst Schering AgrEvo GmbH ("AgrEvo"), was added as a party to the Original Agreement under the Second Amendment. As of December 15, 1999, HMRI and AgrEvo changed their names to Aventis Pharmaceuticals, Inc. and Aventis CropScience GmbH, respectively. In June 2002, Bayer AG acquired Aventis CropScience GmbH, and Aventis CropScience GmbH survived such merger as a wholly owned subsidiary of Bayer AG, which subsidiary was renamed Bayer CropScience GmbH.

C. Under Section 5.1 of the Original Agreement, the Original Agreement [*] a subscription for Lynx's Analysis services.

D. The Parties desire to modify the financial terms applicable to Lynx's performance of genetic analysis services using the [*] Technology for Bayer CropScience, as well as the


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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      royalties payable by Lynx to Bayer CropScience on the revenues resulting from the sale of products or services using or incorporating the [*] Technology or the grant of licenses under the [*] Technology to third parties.

NOW THEREFORE, in consideration of the foregoing premises and the covenants and promises contained in this Amendment, the Parties hereby agree that the Original Agreement shall be amended, effective as of the Amendment Effective Date, as provided below:

1. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2. Each reference in the Original Agreement to "Hoechst Schering AgrEvo GmbH" and "Aventis CropScience GmbH" shall be replaced by "Bayer CropScience GmbH

3. Each reference in the Original Agreement to "AgrEvo" and "CropScience" shall be replaced by "Bayer CropScience".

4. Section 2.3 of the Original Agreement as amended shall be amended as follows:

    (a) "Aventis CropScience N.V." in the first paragraph is replaced by "Bayer BioScience N.V.";

    (b) The first sentence of the second paragraph is amended as follows:

        "In consideration of this license grant, Lynx agrees to pay to Bayer CropScience a royalty of [*] of Net Profits received during the first [*] years after Product Launch, which royalty shall thereafter be decreased to [*] of Net Profits on the [*] of Product Launch, and the royalty rate [*] for the remainder of the term of this Agreement."

    (c) "Aventis CropScience N.V." in the fourth paragraph is replaced by "Bayer BioScience N.V."


5. Section 2.4 of the Original Agreement shall be deleted in its entirety. Bayer CropScience shall not [*] to Lynx upon Product Launch.

6. Section 3.9 of the Original Agreement as amended shall be deleted in its entirety and replaced with the following:

    "3.9 CREDITS FOR [*] TECHNOLOGY SERVICES. The Parties acknowledge that Bayer CropScience or its predecessors-in-interest have made payments to Lynx totaling [*] United States Dollars (US [*]) under the Original Agreement, which payments are advance payments for the performance by Lynx of genetic analyses of biological samples provided by Bayer CropScience or its predecessors-in-interest. As of June 30, 2002, Lynx has performed genetic analyses using the [*] Technology ("[*] ANALYSES") and other genetic analyses of biological samples for Bayer CropScience having a total Value of [*] U.S. Dollars, and thus, as of June 30, 2002, Bayer CropScience has a remaining credit of [*] U.S. Dollars to be applied against the Value of future services under the [*] Development Plan ("[*]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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    SERVICES") and [*] Analyses to be performed by Lynx ("CREDIT"). On the first day of each calendar [*] prior to [*], a flat fee of [*] U.S. Dollars shall be charged against the Credit as an advance payment for [*] Services and [*] Analyses to be performed by Lynx during such calendar [*]. The Parties acknowledge and agree that, regardless of the amount of [*] Services and [*] Analyses actually performed by Lynx in such calendar [*], the aggregate
    Value of such [*] Services and [*] Analyses performed in such calendar [*] shall be deemed to be [*] U.S. Dollars. If Product Launch does not occur by [*], Lynx shall complete the development of the [*] Technology under the [*] Development Plan at its sole cost and expense. As of [*], Bayer CropScience shall have a remaining Credit in the amount of [*] U.S. Dollars, which amount shall be for the performance by Lynx of at least [*] Analyses for Bayer CropScience within [*] years after the date of Product Launch. For the avoidance of doubt, the Parties hereby expressly agree that Bayer
    CropScience shall never have to pay more than the remaining Credit of [*] U.S. Dollars for these [*] Analyses and that in the event the remaining Credit of [*] U.S. Dollars is not exhausted after such [*] Analyses, the Credit can be further used by Bayer CropScience and its Affiliates for additional [*] Analysis. Lynx shall perform [*] Analyses for Bayer CropScience and its affiliates on such terms and conditions to be agreed upon by the Parties, provided that in no event shall Lynx charge Bayer CropScience and its affiliates more than the lesser of (a) the cost charged by Lynx to third parties for the performance of similar assays, or (b) [*] times Lynx's fully-burdened cost of performing the [*] Analysis."

7.  Section 9 of the Fourth Amendment shall be amended as follows:

    "The term of this Amendment shall be for five (5) years from the first date written above and extendable upon mutual agreement and upon extension of the Original Agreement. However, even after expiration of this Amendment, at first written request of Bayer CropScience, Lynx shall render services with respect to the [*] Technology to CropScience and its affiliates under terms and conditions to be agreed upon by the Parties, provided that in no event shall Lynx charge Bayer CropScience and its affiliates more than the lesser of (a) the costs charged by Lynx to third parties for the performance of similar assays, or (b) [*] times Lynx' fully-burdened cost of performing the [*] Analysis."

8. Except as amended hereby, the Original Agreement shall remain in full force and effect.

9. This Amendment may be executed in one or more counterparts, each of which shall be an original, and all of which shall constitute together the same document.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.


LYNX THERAPEUTICS, INC.                   BAYER CROPSCIENCE GMBH




By:  /s/ Kevin P. Corcoran                By:  /s/ Volkert Sjut
   ----------------------------------        -----------------------------------

Printed Name:  Kevin P. Corcoran          Printed Name:  Volkert Sjut
             ------------------------                  -------------------------

Title:  President and CEO                 Title:  Managing Director
      -------------------------------           --------------------------------




                                          By:  /s/ Gunther Faldie
                                             -----------------------------------
                                          Printed name:  Gunther Faldie
                                                       -------------------------
                                          Title:  General Counsel
                                                --------------------------------


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